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                                                                   EXHIBIT 23.4


                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-3 of our report dated February 7, 1997, on our audits of the statements of revenues and direct operating expenses of the American Cometra Interests, for the years ended December 31, 1994, 1995 and 1996. We also consent to the reference to our firm under the caption "Experts".


                                                    COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
March 10, 1997